I, E. Todd Whittemore, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Lehman Mortgage Trust 2006-2 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: LaSalle Bank National Association, as Trustee, paying agent and Custodian, US Bank National Association, as Custodian, Wells Fargo Bank, National Association, as Custodian, First American Real Estate Solutions of Texas, L.P., as sub-contractor for Aurora Loan Services LLC and Fifth Third Mortgage Company, Newport Management Corporation, as sub-contractor for Aurora Loan Services LLC, PHH Mortgage Corporation, as servicer, CitiMortgage, Inc., as servicer, Bank of America, N.A., as servicer, Washington Mutual Bank, as servicer, Fifth Third Mortgage Company, as servicer and Assurant, Inc., as sub-contractor for Washington Mutual Bank and First Third Mortgage Company.

Dated: March 29, 2007

/s/ E. Todd Whittemore
By: E. Todd Whittemore
Title Executive Vice President